EXHIBIT 10.2
                             Cellura Trust Settlement Agreement



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                                AMENDED AND RESTATED
                     SETTLEMENT AGREEMENT AND GENERAL RELEASE

      THIS AMENDED AND RESTATED SETTLEMENT AGREEMENT AND RELEASE (hereinafter referred to as "the Agreement") is made and entered into as of the _____ day of March, 2000, by and among DIVOT GOLF CORPORTION, ("Divot") , a Delaware corporation, and the JOSEPH R. CELLURA TRUST (the "Trust"), a Trust established for the benefit of Ellee Mae Knight ("Knight"), all of which collectively shall hereinafter be referred to as the "Parties."

                                      R E C I T A L S:

A. WHEREAS, Knight suffered substantial damage to her person and character as a result of the failure of the Divot Board of Directors (the "Board") to undertake certain actions; specifically, the Board failed and refused to issue shares of Divot common stock to certain shareholders of Divot Development Corporation, Divot Partners Ltd., and Divot Corporation;

B. WHEREAS, the failure of the Board resulted in various legal actions filed against Knight in the Federal District Court for the Middle District of Florida and the Southern District of New York (the "Civil Actions"). The Civil Actions were filed as a direct result of the failure of the Board to undertake the Share issuance.

C. WHEREAS, Knight suffered real and substantial damage to her personal character as a result of the filing of the Civil Actions, and has thus contemplated the filing of various tort actions against Divot, including (but not limited) an action sounding in defamation.

D. WHEREAS, the parties entered into that certain Settlement Agreement providing for a cash payment to Knight in connection with her discharge as an employee of Divot, which agreement did not intend to compensate Knight for the full amount of damages she sustained as a result of the Board's failure to act as set forth above, and the Civil Actions.

E. WHEREAS, Divot has agreed to issue 1,890,000 shares of its common stock, .001 par value, to the Trust (the "Share Issuance"), and the Trust has agreed to accept the shares on behalf of Knight in full and complete satisfaction of all debts, obligations, and existing and potential claims and causes of action Knight may have against Divot as a result of the Board's failure to act as set forth above, and the Civil Actions.

      NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

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                                    A G R E E M E N T S:

1. Covenants of Divot: As soon as practicable following the execution of this Agreement, Divot shall issue 1,890,000 shares of its common stock, .001 par value, to the Trust (to which Knight is a beneficiary) in full and complete satisfaction of any and all existing and potential debts, obligations, claims, and causes of action, including, but not limited to, those arising under the Civil Actions and any action or inaction of the Board associated with the Civil Actions.

2. Covenants of the Trust: By execution hereof, the Trust hereby agrees to accept the Share Issuance on behalf of Knight, in full and complete satisfaction of all potential claims against Divot which Knight may have that arise from the Civil Actions and/or any action or inaction of the Board associated with the Civil Actions. The Trust further agrees to the following:

(a) Release: The Trust shall obtain from Knight, and all her heirs, beneficiaries, settlors, trustees, and personal representatives, and anyone else claiming under or through Knight, a full and complete release and discharge, which will release and forever discharge Divot, including its successors, officers, administrators, attorneys, agents, and assigns, and anyone else acting by or through Divot, from and against any and all claims, charges, complaints, demands, actions or causes of action of any kind in any federal, state, or other court, arbitral forum, or federal, state, or other administrative agency, whether known or not now known, which Knight may have against Divot in connection with or arising from the Civil Actions and/or any action or inaction of the Board associated with the Civil Actions.

(b) Future Damages: Inasmuch as the injuries, damages, and losses resulting from the matters described herein may not be fully known and may be more numerous or more serious than it is now understood or expected, the release shall apply to any and all injuries, damages, and losses resulting from the Civil Actions, and/or any action or inaction of the Board associated with the Civil Actions even though now unanticipated, unexpected, and unknown.

(c) Representations and Indemnification: The Trust hereby represents that the Shares shall be held in trust for Knight, and shall not be issued to Knight until a full release of Divot is obtained from Knight as described in
     Section 2(a) and (b) of this Agreement. The Trust further agrees to fully indemnify and hold Divot forever harmless from and against any and all lawsuits, claims, demands, and judgments filed or obtained by Knight against Divot following the execution of this Agreement, including reasonable attorney's fees and all other expenses necessarily incurred by Divot in the defense thereof.



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3.    Covenants Common to All Parties:

(a) No Admission of Liability: The parties agree that nothing contained in this Agreement shall constitute or be treated as an admission of liability or wrongdoing by any party or its heirs, executors, administrators, attorneys, successors, agents, or assigns.

(b) Confidentiality: Neither the parties to this Agreement nor their attorneys shall disclose or publicize, either to the media, the courts, or any other third party, informally or in any way, the terms of the settlement set forth herein, unless required by this Agreement or otherwise by law.

(c) Disclaimer: Each party has: (i) carefully read this Settlement Agreement and Release; (ii) has discussed its legal effects with their respective attorneys; (iii) fully understands the contents hereof; and (iv) executes the same of their own free will and accord without duress, coercion, or undue influence. Each party agrees that this Agreement shall be binding upon their respective successors, heirs, personal representatives, and assigns.

4. Entire Agreement: This Agreement contains the entire agreement among the parties relating to the subject matter of this Agreement, supersedes any and all oral or written understandings or agreements relating to its subject matter, and may not be altered or amended except by an instrument in writing signed by the party or parties to be charged.

5. Binding Agreement: This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective heirs, executors, administrators, successors, and assigns. It shall be construed and enforced in accordance with the laws of the State of New York.

6. Notices: Any notices required by this Agreement shall be sent to the Party's address as follows:

      If to Divot:
      One Union Square South, Suite 10-J
      New York, NY 10003

      If to the Trust:
      The Joseph R. Cellura Trust
      One Union Square South, Suite 10-J
      New York, NY 10003

7. Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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8.   Titles and  Captions:  All article  and section  titles or captions in this
     Agreement are for convenience only. They shall not be deemed a part of this Agreement, and in no way define, limit, extend, or describe the scope or intent of any of its provisions. The recital clauses set forth in this Agreement are hereby incorporated into and are made a part of this Agreement

9. Amendments: No supplement, modification, or amendment of any term, provision, or condition of this Agreement shall be binding or enforceable unless executed in writing by the party against whom enforcement is sought as to such supplementary or modified or amended term or condition.

10. Entire Agreement and Waiver: This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior and contemporaneous agreements, arrangements, negotiations, and understandings between the parties hereto relating to the subject matter hereof. There are no other understandings, statements, promises or inducements, oral or otherwise, contrary to the terms of this Agreement. No representations, warranties, covenants, or conditions, express or implied, whether by statute or otherwise, other than as set forth herein have been made by any party hereto. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or shall constitute, a waiver of any other provision hereof, whether or not similar, nor shall any such waiver constitute a continuing waiver, and no waiver shall be binding unless executed by the party making such waiver.

11. Further Documents: Each party hereto further agrees to execute such documents and take such other steps as may be necessary to accomplish the purposes herein.


      IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first set forth above.

DIVOT GOLF CORPORATION              THE JOSEPH R. CELLURA TRUST


By:   ___________________________         _____________________________
                                          Joseph R. Cellura, Trustee
Name: ___________________________

Title:___________________________



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